FRANKLIN RISING DIVIDENDS FUND
              (A Series of the Franklin Managed Trust)

               AMENDED AND RESTATED DISTRIBUTION PLAN


      The following Amended and Restated Distribution Plan (the "Plan") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act") by Franklin Managed Trust (the "Trust") for the use of the Class A shares of its series Franklin Rising Dividends Fund (the "Fund"). The Plan has been approved by a majority of the Board of Trustees of the Trust (the "Board"), including a majority of the trustees who are not interested persons of the Trust or the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "independent trustees"), cast in person at a meeting called for the purpose of voting on such Plan.

      In reviewing the Plan, the Board considered the schedule and nature of payments and terms of the Management Agreement between the Trust, on behalf of the Fund, and Franklin Advisory Services, LLC (the "Manager") and the terms of the Underwriting Agreement between the Trust, on behalf of the Fund, and Franklin/Templeton Distributors, Inc. ("Distributors"). The Board concluded that the compensation of the Manager under the Management Agreement was fair and not excessive; however, the Board also recognized that uncertainty may exist from time to time with respect to whether payments to be made by the Fund to the Manager, Distributors, or others or by the Manager and Distributors to others may be deemed to constitute distribution expenses. Accordingly, the Board determined that the Plan also should provide for such payments and that adoption of the Plan would be prudent and in the best interests of the Fund and its shareholders. Such approval included a determination that in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders.

      The provisions of the Plan are:

      1. The Fund shall pay Distributors or others an amount equal to 0.25% per annum of the average daily net assets of the Fund as reimbursement for expenses incurred by Distributors or others for the promotion and distribution of the shares of the Fund, including, but not limited to, the printing of prospectuses, statements of additional information and reports used for sales purposes, expenses of preparation and distribution of sales literature and related expenses, advertisements and other distribution-related expenses, including a prorated portion of the Distributors' overhead expenses attributable to the distribution of Fund shares, or to Distributors or directly to others to reimburse Distributors, dealers or others for personal services provided to shareholders of the Fund and/or the maintenance of shareholder accounts. Payments shall be made monthly at a rate of 0.25% per annum of the Fund's average net assets for that month. All payments made to Distributors, dealers or others for personal services provided to shareholders of the Fund and/or the maintenance of shareholder accounts shall be made, if by Distributors to dealers pursuant to a form of Distribution and Service Agreement, substantially in the form of Exhibit "A" attached hereto, if by Distributors to other-than-dealers, pursuant to a form of Service Agreement attached hereto as Exhibit "B", if by the Fund directly to other-than-dealers, pursuant to a form of Service Agreement attached hereto as Exhibit "C", each of which is incorporated by reference herein, or pursuant to other agreements which, from time to time, are approved by the Board, including the independent Trustees.

      2. The maximum amount which the Fund may annually pay pursuant to paragraph 1 above shall be 0.25% per annum of the average daily net assets of the Fund. Expenses of Distributors in excess of 0.25% per annum of the Fund's average net assets that otherwise qualify for payment may not be carried forward into successive annual periods.

      3. In addition to the payments which the Fund shall make pursuant to paragraphs 1 and 2 hereof, to the extent that the Fund, Manager, Distributors or other parties on behalf of the Fund, Manager or Distributors make payments that are deemed to be payments by the Fund for the financing of any activity primarily intended to result in the sale of shares issued by the Fund within the context of Rule 12b-1 under the Act, then such payments shall be deemed to have been made pursuant to the Plan.

           In no event shall the aggregate asset-based sales charges, which include payments specified in paragraph 1, plus any other payments deemed to be made pursuant to the Plan under this paragraph, exceed the amount permitted to be paid pursuant to the Rule 2830(d) of the Conduct Rules of the National Association of Securities Dealers, Inc.

      4. Distributors shall furnish to the Board, for their review, on a quarterly basis, a written report of the monies paid to it and to others under the Plan, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan in order to enable the Board to make an informed determination of whether the Plan should be continued.

      5. The Plan may be terminated at any time by vote of a majority of the outstanding voting securities or by vote of a majority of the independent trustees. Any Distribution and Service Agreements, any Service Agreements or any other agreement related to the Plan may be terminated at any time, without penalty, by vote of a majority of the outstanding voting securities of the Fund or by vote of a majority of the independent trustees, on not more than sixty
(60) days' written notice, or by Distributors on not more than sixty (60) days' written notice and shall terminate automatically in the event of any act that constitutes an assignment of the Management Agreement between the Fund and the Manager or the Underwriting Agreement between the Fund and Distributors.

      6. The Plan, any Distribution and Service Agreement, any Service Agreements or any of the agreements entered into pursuant to this Plan may not be amended to increase materially the amount to be spent for distribution and servicing of Fund shares pursuant to Paragraph 2 hereof without approval by a majority of the Fund's outstanding voting securities.

      7. All material amendments to the Plan, any Distribution and Service Agreements, any Service Agreements or any other agreements related to this Plan entered into with third parties shall be approved by a vote of the independent trustees cast in person at a meeting called for the purpose of voting on any such amendment.

      8. So long as the Plan is in effect, the selection and nomination of the Trust's independent trustees shall be committed to the discretion of such independent trustees.

      9. In accordance with the limitations of liability contained in the Declaration of Trust of the Trust, notice and acceptance of which is hereby acknowledged, the Fund's obligations under the Plan shall be limited to the Fund and the assets of the Fund, and no party shall seek satisfaction of any such obligation from any shareholder, Trustee, officer, employee or agent of the Fund or the Trust.

      This Amended and Restated Plan shall be entered into and take effect upon execution, following approval by a majority of the Board including the independent trustees and, unless sooner terminated, shall continue in effect for a period of more than one year from the date of its execution only so long as such continuance is specifically approved at least annually by the Board, including the independent trustees, cast in person at a meeting called for the purpose of voting on such continuance.

      This Plan and the terms and provisions thereof are hereby accepted and agreed to by the Trust, on behalf of the Fund, and Distributors, as evidenced by their execution hereof, this 1st day of March 2005.



FRANKLIN MANAGED TRUST on behalf of the
FRANKLIN RISING DIVIDENDS FUND


By: /s/MURRAY L. SIMPSON
    --------------------
       Murray L. Simpson
       Vice President & Secretary



FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By: /s/MICHAEL J. CORCORAN
    ----------------------
       Michael J. Corcoran
       Treasurer, Chief Financial Officer

                             FRANKLIN MANAGED TRUST

                 Distribution and Service Agreement

Gentlemen:

      This Distribution and Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act") by Franklin Managed Trust (the "Trust") as part of a Plan pursuant to said Rule (the "Plan") on behalf of the Franklin Rising Dividends Fund (the "Fund"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder's accounts including assisting in changing account designations and addresses, we shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).

                             EXHIBIT "A"

      3. You shall furnish us and the Fund with such information as shall reasonably be requested by the Board with respect to the fees paid to you pursuant to the Schedule.

      4. We shall furnish to the Board, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

      5. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Trust who are independent trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Fund's Underwriting Agreement with its Distributor or the Fund's Management Agreement with its Manager, or upon termination of the plan.

      6. The provisions of the Plan between the Fund and us, insofar as they relate to you, are incorporated herein by reference.

      7 This Agreement shall take effect on the date set forth on the attached Schedule.

      8. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.


FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


By: _______________________



Agreed and Accepted:


(Name)


By:
(Authorized Officer)

                       FRANKLIN MANAGED TRUST


           SCHEDULE TO DISTRIBUTION AND SERVICE AGREEMENT


                FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
                                 AND


                               (Name)



      Pursuant to the provisions of the Distribution and Service Agreement between the above parties with respect to the Franklin Rising Dividends Fund of the Franklin Managed Trust, Franklin/Templeton Distributors, Inc. shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:














FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


(Name)



By:
      (Authorized Officer)


Dated:
       ------------------

                       FRANKLIN MANAGED TRUST

                          Service Agreement

Gentlemen:

      This Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act') by Franklin Managed Trust (the "Trust") as part of a Plan pursuant to said Rule (the "Plan") on behalf of the Franklin Rising Dividends Fund of the Trust (the "Fund"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder accounts including assisting in changing account designations and addresses, we shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).


                             EXHIBIT "B"

      3. You shall furnish us and the Fund with such information as shall reasonably be requested by the Board with respect to the fees paid to you pursuant to the Schedule.

      4. We shall furnish to the Board, for their review on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to the Fund and the purposes for which such expenditures were made.

      5. This Agreement may be terminated by us or by you, by the vote of a majority of the Trustees of the Trust who are independent trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Fund's Underwriting Agreement with its Distributors or the Fund's Management Agreement with its Manager, or upon termination of the plan.

      6. The provisions of the Plan between the Fund and us, insofar as they relate to you, are incorporated herein by reference.

      7. This Agreement shall take effect on the date set forth on the attached Schedule.

      8. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.



By:



Agreed and Accepted:


(Name)


By:
(Authorized Officer)

                             FRANKLIN MANAGED TRUST


                    SCHEDULE TO SERVICE AGREEMENT


                FRANKLIN/TEMPLETON DISTRIBUTORS, INC.
                                 AND


                               (Name)



      Pursuant to the provisions of the Service Agreement between the above parties with respect to the Franklin Rising Dividends Fund series of the Franklin Managed Trust, Franklin/Templeton Distributors, Inc. shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:














FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

(Name)



By:
      (Authorized Officer)


Dated:
       ------------------


                       FRANKLIN MANAGED TRUST

                          Service Agreement

Gentlemen:

      This Service Agreement has been adopted pursuant to Rule l2b-l under the Investment Company Act of 1940, as amended (the "Act") by Franklin Managed Trust (the "Trust") as part of a Plan pursuant to said Rule (the "Plan") on behalf of the Franklin Rising Dividends Fund of the Trust (the "Fund"). The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan (the "independent trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit the Fund and its shareholders. The amount of compensation and a plan with similar terms have also been approved by a vote of at least a majority of the outstanding voting securities of the Fund, as defined in the Act.

      1. To the extent you provide personal services to shareholders including, but not limited to, furnishing services and assistance to your customers who own Fund shares, answering routine inquiries regarding the Fund, or assisting in the maintenance of shareholder accounts including assisting in changing account designations and addresses, the Fund shall pay you a fee based on the net asset value of the shares of the Fund which are attributable to customers of your firm (all such shares being hereinafter referred to as "qualified assets") calculated on the basis and at the rate set forth in the Schedule attached hereto and made a part of this Agreement, provided that the average aggregate value of the shares of the Fund held in your customer's accounts (measured at the end of each month, unless otherwise specified in the attached Schedule) has equaled or exceeded $500,000 for at least 12 consecutive months and continues to do so on a rolling 12-month basis.

      2. Without prior approval by a majority of the outstanding shares of the Fund, the aggregate annual fee paid to you pursuant to the Schedule attached hereto shall not exceed the amount stated as the "annual maximum" on the Schedule, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as the Fund uses to compute its net assets as set forth in its then effective Prospectus).


                             EXHIBIT "C"

      3. You shall furnish the Fund in written form with such information as shall reasonably be requested by the Board of Trustees with respect to the fees paid to you pursuant to the Schedule to enable the Trustees to review, on a quarterly basis, the amounts expended under the Plan and the purposes for which such expenditures were made.


      4. This Agreement may be terminated by you or by the Fund, by the vote of a majority of the Trustees of the Trust who are independent trustees, or by a vote of a majority of the outstanding shares of the Fund, on sixty (60) days' written notice all without payment of any penalty. This Agreement shall also be terminated automatically by its assignment or by any act that terminates the Plan.

      5. The provisions of the Fund's Plan, insofar as they relate to you, are incorporated herein by reference.

      6. This Agreement shall take effect on the date set forth on the attached Schedule.

      7. The terms and provisions of the current Prospectus and Statement of Additional Information for the Fund are hereby accepted and agreed to by you as evidenced by your execution hereof.

FRANKLIN MANAGED TRUST,



By:



Agreed and Accepted:


(Name)


By:
      (Authorized Officer)

                       FRANKLIN MANAGED TRUST


                    SCHEDULE TO SERVICE AGREEMENT


                       FRANKLIN MANAGED TRUST
                                 AND


                               (Name)



      Pursuant to the provisions of the Service Agreement between the above parties with respect to the Franklin Rising Dividends Fund of Franklin Managed Trust, the Franklin Rising Dividends Fund shall pay a fee to the above-named party based on the net asset value of Fund shares during the period indicated which are attributable to the above-named party calculated as follows:














FRANKLIN MANAGED TRUST

(Name)



By:                                       By:
      ------------------------                --------------------
      (Authorized Officer)


Dated:
       ------------------